Exhibit 10-12

Astoria Financial Corporation
Death Benefit Plan For Outside Directors

(Effective January 1, 2009)

AMENDMENT NO. 1

1.	Article I C Effective January 1, 2009, Section 1.4 shall be amended to read in its entirety as follows:

Section 1.4 Director means any member of the Board of Directors of any Participating Company  who is neither (i) an employee of any Participating Company nor (ii) an “Eligible Director” as defined in the Astoria Federal Saving and Loan Association and Astoria Financial Corporation Directors’ Retirement Plan.

In Witness Whereof, this Amendment has been signed by an officer of Astoria Federal Savings and Loan Association thereunto duly authorized.

Astoria Financial Corporation

By	/S/ Alan P. Eggleston
	Name:	Alan P. Eggleston
	Title:	Executive Vice President, Secretary and General Counsel

Date:	December 31, 2008